UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 24, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 570-6844

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 24, 2025, NeOnc Technologies Holdings, Inc. (the “Company”) entered into a binding letter of intent (the “LOI”) with Dr. Ishwar Puri and Beth Levinson (together, the “Holders”), whereby the Company will acquire all of the equity interest of the to-be-formed Delaware limited liability Company (the “LLC”) from the Holders in a share exchange transaction (the “Proposed Transaction”). Pursuant to the LOI, the Holders will form the LLC which will be owned by the Holders and the Holders will contribute certain intellectual property and other assets to the LLC in exchange for the equity in the LLC. Thereafter, the LLC will enter into a Patent Transfer Agreement with McMaster University to acquire US Patent No 11,788,057 B2 (the “Patent”). The consideration for such acquisition will be $500,000 in cash. The Company will issue the LLC a promissory note in the amount of $500,000 (the “Note”) to fund the purchase of the Patent. Upon closing of the Proposed Transaction, the Company shall forgive the Note.

The purchase price for the Proposed Transaction will be: an amount of shares of Company common stock equal to (a) 120,000 shares of Company common stock with an attributed value of $25 per share, less (b) an amount of shares equal to (x) the aggregate transaction fees incurred by the Company in connection with all of the transactions referenced in the LOI divided by (y) $25.00, rounded up to the nearest whole share.

The Proposed Transaction is subject to, among other things, the formation of the LLC, the completion of due diligence investigations by the Company, and the execution of the Patent Transfer Agreement between the LLC and McMaster University.

Lastly, in connection with the closing of the Proposed Transaction, Dr. Ishwar K. Puri will be appointed to the Company’s Board of Directors.

The foregoing description of the LOI is not complete and is qualified in its entirety by reference to the LOI, a copy of which is filed as Exhibit 10.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Letter of Intent dated July 24, 2025, between the Company, Dr. Ishwar Puri and Beth Levinson
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Amir Heshmatpour
		Name:	Amir Heshmatpour
		Title:	President and Executive Chairman

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